Exhibit 10.29

MxEnergy Inc.

INCENTIVE STOCK OPTION AGREEMENT

AGREEMENT, made as of [             ], and between MxEnergy Inc., a Delaware corporation (“Company”), and [                    ] (“Optionee”).

Pursuant to the MxEnergy Inc. 2001 Stock Option Plan (“Plan”), the Company desires to grant to the Optionee and the Optionee desires to accept from the Company an option to purchase shares of the common stock of the Company, $0.01 par value (“Common Stock”), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Option cc agree as follows;

1.             Grant of Option; Option Price. The Company hereby grants to the Optionee an option to purchase [         ] shares of Common Stock at a purchase price per share of [             ] (“Option”). The Option is intended to be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), however, notwithstanding such intention, treatment as such will depend upon satisfaction of certain conditions set forth in the Code and may not be available in all instances. It is the responsibility of the Optionee to seek independent tax advice with regard to the tax treatment of the Option, the exercise thereof, the disposition of any Common Stock acquired upon exercise of the Option and any other related matters.

2.             Entitlement to Exercise Option; Term of Option. The Option shall become exercisable only in accordance with the schedule below based upon the number of full years of the Optionee’s continuous employment with the Company or an Affiliate as defined in the Plan) following the date of grant. Unless sooner terminated pursuant to the terms of this Agreement, the Option will expire if and to the extent that it is not exercised on or before February 25, 2012.

Full Years of Continuous Employment/Service Following Grant Date	Incremental Percentage of Option Exercisable	Cumulative Percentage of Option Exercisable
Less than 1	0%	0%
1	33.333%	33.333%
2	33.333%	66.67%
3 or more	33.333%	100%

3.             Exercise of Option. Once the Optionee has satisfied the requirements of Section 2 of this Agreement, the Option may be exercised in whole at any time or in part from time to time during the term of the Option, except that no partial exercise may be for less than 100 shares. To exercise the Option, the Optionee shall deliver to the Chief Executive Officer of the Company; (a) a written notice specifying the number of shares of Common Stock to be purchased: (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise of the Option (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations); and (c) if not previously executed at the time of grant of the Option, the Stockholders’ Agreement described in Section 12 below, executed by Optionee. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock owned for at least six months prior to the surrender of such shares in payment of the Option price.

4.             Rights as a Stockholder. No shares of Common Stock will be issued or delivered pursuant to an exercise of the Option until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until a stock certificate for such shares has been issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of issuance of such stock certificate.

5.             Investment Representation. In consideration of the grant of the Option, the Optionee hereby represents and warrants to the Company that upon an exercise of the Option, the shares purchased by the Optionee pursuant to such exercise will be acquired for the Optionee’s account for the purpose of investment and not with a view to or for distribution and resale. The Optionee further acknowledges and understands that (a) neither the Option nor any shares of Common Stock issuable upon exercise of the Option have been registered under the Securities Act of 1933 (“Securities Act”) and are “restricted securities” within the meaning of Rule 144 under the Act and consequently, are subject to restrictions on transfer and (b) may not be sold unless a registration under the Securities Act is in effect with respect thereto and all relevant state securities laws have been complied with or unless an exemption from such registration or compliance is available under the Securities Act or any relevant state securities law. The Optionee also understands that the Company is under no obligation to register the shares issuable upon an exercise of the Option under the Securities Act or to take any action that would make available to the Optionee any exemption from such registration. The certificates representing any shares of Common Stock issued upon exercise of the Option shall bear a legend to such effect as the Company’s counsel shall deem necessary or desirable to the foregoing effect. The Option shall in no event be exercisable and shares shall not be issued hereunder if the Company determines that such exercise and/or issuance would result in a violation of federal or state securities laws.

6.             Nontransferability of Option. The Option is not assignable or transferable except by will or by the applicable laws of descent and distribution. The Option is exercisable during the Optionee’s lifetime only by the Optionee.

7.             Termination of Employment. If the Optionee’s employment with the Company or an Affiliate terminates for any reason other than death or Disability (as defined in the Plan) or a reason specified in Section 8(f)(i)(D) of the Plan, then, unless sooner terminated under the terms hereof or pursuant to Section 8(f)(i)(E) of the Plan, the Option will terminate on the date three (3) months after the date of the Optionee’s termination of employment. If the Optionee’s employment is terminated by reason of the Optionee’s death or Disability, then unless sooner terminated under the terms hereof the Option will terminate on the date one (1) year after the date of such termination of employment.

8.             Plan Provisions Control. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between the provisions of the Plan and the provisions of this

Agreement. The Optionee acknowledges that the Optionee has received a copy of the Plan prior to the execution of this Agreement, and that the provisions of the Plan are incorporated herein by reference.

9.             Capital Changes, Reorganization, Sale.

(a)           The aggregate number of shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option price thereof shall be adjusted appropriately in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion or exchange of other securities of the Company that are convertible into or exchangeable for Common Stock affecting the Common Stock which is effected without receipt of consideration by the Company.

(b)           In the event of any adjustment in the number of shares covered by the Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and the Option will cover only the number of full shares resulting from the adjustment.

(c)           All adjustments under this Section 9 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

10.           No Rights Conferred. Nothing in this Agreement shall give the Optionee any right to continue in the employ of the Company or an Affiliate or interfere in any way with the right of the Company to terminate the employment of the Optionee.

11.           Tax Considerations. If the Optionee complies with the appropriate holding period requirements under the Code applicable to an incentive stock option upon disposition of the shares of Common Stock underlying the Option, the Optionee will not have compensation income and any gain on the disposition of such shares will be treated as a capital gain. The Optionee hereby acknowledges and understands that to the extent that any portion of the Option does not qualify as an incentive stock option, that portion of the Option will be treated as a non-qualified stock option. The Optionee further acknowledges that in such case (a) pursuant to the Code as currently in effect, the difference between the fair market value of the Common Stock on the date the Optionee exercises the non-qualified portion of the Option and the Option price will be taxable income to the Optionee in the year the Optionee exercises the Option, and (b) the Company may be required to withhold Federal, state or local taxes with respect to the compensation income, if any, realized by Optionee upon an exercise of the Option. If the Company determines that such withholding is required, the Optionee agrees either to provide the Company at the time of any exercise of the Option with funds equal to the amount of taxes which the Company determines must be withheld or to make other arrangements satisfactory to the Company regarding such payment, including authorizing the Company to withhold such amounts from any payment, including authorizing the Company to withhold such amounts from any payments to which the Optionee is entitled. All matters with respect to the withholding of taxes resulting from an exercise of the Option shall be determined by the Board of Directors of the Company and such determination shall be conclusive and binding.

12.           Stockholders Agreement. The Optionee hereby acknowledges and agrees that all shares of Common Stock issued upon an exercise of the Option will be subject to the restrictions and obligations on transfer imposed on a Stockholder as provided in the Company’s Stockholders Agreement as amended from time to time (“Stockholders Agreement”). The Optionee, as a condition to the exercise of the Option, hereby agrees to be bound by all of the terms and conditions imposed on a Stockholder under the Stockholders Agreement with respect to any and all shares of Common Stock issuable upon exercise of the Option and consents to the legending of the stock certificates for such shares in accordance with the Stockholders Agreement. Optionee acknowledges receipt of a copy of the current Stockholders Agreement and agrees as a condition to the exercise of the Option to execute and join the Stockholders Agreement as amended from time to time as a party prior to the receipt of any shares of Common Stock to be issued in connection with any exercise of the Option and to execute all other such instruments as the Company may request m confirmation of the Optionee’s joinder in the Stockholders Agreement.

13.           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns

14.           Governing Law; Entire Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MXENERGY INC.

By:
Name:	Name:
Title: